UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORTPursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

ZEC, INC.

(Exact name of registrant as specified in its charter)

Delaware(State or other jurisdictionof incorporation)	000-55554(Commission File Number)	47-5048026(I.R.S. EmployerIdentification No.)

1002 North Central Expressway, Suite 495 Richardson, Texas  75080(Address of principal executive offices)

Registrant’s telephone number, including area code:  (888) 344-0073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harry N. Fugate has announced his resignation as a Director of ZEC, Inc. effective immediately in order to devote his time to other opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEC, Inc.

By:	/s/ E. Thomas Layton
E. Thomas Layton
Chairman of the Board and CEO

Date:      April 14, 2016